UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2018

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
1-8809	SCANA Corporation (a South Carolina corporation)	57-0784499
100 SCANA Parkway, Cayce, South Carolina 29033
(803) 217-9000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On November 13, 2018, SCANA Corporation (the “Company”) received a notice from the administrator of the SCANA Corporation 401(k) Retirement Savings Plan (the “Plan”). The notice stated that the SCANA Corporation Stock Fund (the “SCANA Stock Fund”) in the Plan will be entering a blackout period due to the pending merger (the “Merger”) of the Company with a subsidiary of Dominion Energy, Inc.
As a result of the receipt of the final regulatory approvals necessary to complete the Merger, and in accordance with Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Commission Regulation BTR, on December 31, 2018, the Company sent an updated notice to its directors and executive officers notifying them that the blackout period in the SCANA Stock Fund and certain trading prohibitions would begin at 3:00 p.m., Eastern Time on December 31, 2018, and is expected to end January 4, 2019. A copy of the updated notice that was sent by the Company to its directors and executive officers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Inquiries relating to the blackout period may be directed to the Corporate Secretary of SCANA Corporation at Mail Code D-133, 220 Operation Way, Cayce, SC 29033-3701, or by telephone at 803.217.9000.

Item 9.01. Financial Statements and Exhibits

The exhibit filed with this Current Report on Form 8-K is listed in the Exhibit Index that follows.

Exhibit Index
Number
99.1         Notice to Directors and Executive Officers of SCANA Corporation, dated December 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

Date: December 31, 2018	By:	/s/James E. Swan, IV
James E. Swan, IV
Vice President and Controller